As filed with the Securities and Exchange Commission on June 13, 2007
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COOPER INDUSTRIES, LTD.
(Exact name of registrant and guarantor as specified in its charter)
Bermuda
(State or other jurisdiction of incorporation or organization)
98-0355628
(State or other jurisdiction of incorporation or organization)
CO-REGISTRANTS

Cooper B-Line, Inc.	Delaware	76-0638615
Cooper Bussmann, Inc.	Delaware	76-0554116
Cooper Crouse-Hinds, LLC	Delaware	20-1288146
Cooper Lighting, Inc.	Delaware	76-0554120
Cooper Power Systems, Inc.	Delaware	76-0253330
Cooper Wiring Devices, Inc.	New York	11-0701510
Cooper US, Inc.	Delaware	20-1686977

Cooper Industries, Ltd.	Cooper B-Line, Inc.	Cooper Bussmann, Inc.	Cooper Crouse-Hinds, LLC
600 Travis	509 West Monroe Street	114 Old State Road	Wolf & 7th North Streets
Houston, TX 77002	Highland, IL 62249	Ellisville, MO 63021	Syracuse, NY 13221
(713) 209-8400	(618) 654-5907	(636) 394-2877	(315) 477-7000

Cooper Lighting, Inc.	Cooper Power Systems, Inc.	Cooper Wiring Devices, Inc.	Cooper US, Inc.
1121 Highway 74 South	2300 Badger Drive	203 Cooper Circle	600 Travis
Peachtree City, GA 30269	Waukesha, WI 53188	Peachtree City, GA 30269	Houston, TX 77002
(770) 486-4800	(262) 896-2400	(770) 631-2100	(713) 209-8400
(Addresses, including zip code, and telephone numbers, including area code, of registrants’ principal executive offices)

Copy to:
Terrance V. Helz, Esq. Associate General Counsel and Secretary Cooper Industries, Ltd. 600 Travis Houston, TX 77002-1001 (713) 209-8400	Laura J. McMahon, Esq. Seth D. Wexler, Esq. Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, TX 77010 (713) 651-5151
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Debt securities of Cooper US, Inc.
Guarantees(3)		(1)		(2)
Total

(1)	An indeterminate initial offering price or principal amount of debt securities of Cooper US, Inc. is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Cooper Industries, Ltd. will, and each co-registrant other than Cooper US, Inc. may, guarantee on an unsecured basis the debt securities of Cooper US, Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

PROSPECTUS

Cooper US, Inc.

DEBT SECURITIES

Guaranteed by Cooper Industries, Ltd.
and specified principal subsidiaries

Cooper US, Inc., a subsidiary of Cooper Industries, Ltd., may offer from time to time debt securities consisting of notes, debentures or other evidences of indebtedness. Cooper US, Inc. may offer these debt securities in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a prospectus supplement. The debt securities will be guaranteed by Cooper Industries, Ltd. and may be guaranteed by specified principal subsidiaries of Cooper Industries, Ltd.

Cooper US, Inc. may sell the debt securities directly, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution.” If any underwriters are involved in the sale of any debt securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds to Cooper US, Inc. from such sale also will be set forth in a prospectus supplement. This prospectus may not be used to consummate sales of the debt securities of Cooper US, Inc. unless accompanied by a prospectus supplement.

You should carefully consider the information under the heading “Risk Factors” in the applicable prospectus supplement or the documents incorporated by reference before considering an investment in any debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2007.

You should rely only on the information incorporated by reference or contained in this prospectus or any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date after the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, Cooper US, Inc. may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. As allowed by the SEC’s rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, and this prospectus is qualified in its entirety by such other information. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to Cooper Industries, Ltd. (a Bermuda company) and its consolidated subsidiaries, including Cooper US, Inc. “Cooper Parent” refers only to Cooper Industries, Ltd. and not to any of its subsidiaries or affiliates and “Cooper US” refers only to Cooper US, Inc. and not to its parent or any of its subsidiaries or affiliates. The terms “Guarantor” and “Guarantors” refer to Cooper Parent and, to the extent any of its subsidiaries is identified under “Description of Debt Securities — Guarantees” or in a prospectus supplement, such subsidiaries.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference contain certain statements that we believe may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We generally indicate these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee” and similar words or phrases. Forward-looking statements include, among other things, statements regarding cost reduction programs, potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing, and any statements regarding future revenues, earnings, cash flows and expenditures. All of these forward-looking statements are subject to risks, uncertainties and assumptions. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this prospectus or the relevant incorporated documents are made only as of the date of this prospectus or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect our future financial performance include the following:

•	the condition of the U.S. economy and European, Latin American and Asian markets;

•	spending on commercial and residential construction and by utilities;

•	worldwide energy-related project spending;

•	demand for products in the electronics and telecommunications markets;

•	changes in raw material, transportation and energy costs;

•	changes in the mix of products sold;

•	industry competition;

•	the resolution of the Federal-Mogul bankruptcy proceedings;

•	the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans and cost control and productivity improvement programs;

•	magnitude of any disruptions from manufacturing rationalizations and the implementation of the enterprise business system;

•	the timing and amount of any share repurchases;

•	changes in financial markets including currency exchange rate fluctuations;

•	changes in tax laws, regulations and treaties;

•	mergers and acquisitions and their integration with us; and

•	risks related to changing legal and regulatory requirements and changing market, economic and political conditions in the countries in which we operate.

When considering forward-looking statements, you should keep these factors in mind as well as those risk factors described in any prospectus supplement or Cooper Parent’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements might not occur. Forward-looking statements speak only as of the date made and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Cooper Parent files annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the public reference facilities of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You also can inspect reports and other information Cooper Parent files at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Annual, quarterly and current reports, proxy statements and other information Cooper Parent files with the SEC are also available free of charge at the Investor Center on our website (www.cooperindustries.com/common/investorcenter). The information on our website is not part of this prospectus or the applicable prospectus supplement.

Cooper US has no direct operations. Cooper US is directly and wholly owned by Cooper Parent and the obligations of Cooper US under its debt securities will be fully and unconditionally guaranteed by Cooper Parent. See “Description of Debt Securities and Guarantee.” Cooper US is not currently subject to the information reporting requirements under the Exchange Act. Cooper US will be exempt from such information reporting requirements so long as it is 100% owned by Cooper Parent, any outstanding debt securities of Cooper US issued under the registration statement of which this prospectus is a part are fully and unconditionally guaranteed by Cooper Parent and Cooper Parent includes in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning Cooper US. Furthermore, the subsidiaries of Cooper Parent that may guarantee the debt securities of Cooper US are not currently subject to the information reporting requirements under the Exchange Act. These subsidiary guarantors will be exempt from such information reporting requirements so long as they are 100% owned by Cooper Parent, any outstanding debt securities of Cooper US issued under the registration statement of which this prospectus is a part and guaranteed by such subsidiary guarantors fully are fully and unconditionally guaranteed by Cooper Parent and such subsidiaries on a joint and several basis and Cooper Parent includes in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning such subsidiary guarantors on a combined basis.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus documents filed with the SEC. This means that we are disclosing important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that is filed later with the SEC will automatically update and supersede the information contained in this prospectus or the applicable prospectus supplement. We are incorporating by reference the following documents filed with the SEC by Cooper Parent:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Current Reports on Form 8-K filed on January 19, 2007, February 16, 2007, April 30, 2007 and May 22, 2007; and

•	All documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the applicable offering pursuant to this prospectus and any applicable prospectus supplement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus or the applicable prospectus supplement to the extent that a statement contained in this prospectus, in any applicable prospectus supplement or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the applicable prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents). You may request a copy of these filings at the following address and telephone number:

Cooper Industries, Ltd.
Attn: Corporate Secretary
P.O. Box 4446
Houston, Texas 77210
(713) 209-8400

ENFORCEMENT OF JUDGMENTS AND SERVICE OF PROCESS

Cooper Parent is an exempted company incorporated with limited liability under the laws of Bermuda. In addition, some of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon Cooper Parent or recovering against Cooper Parent on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. Cooper Parent has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Cooper US, which is located at 600 Travis, Houston, Texas 77002-1001, be its U.S. agent appointed for that purpose. A judgment obtained against Cooper Parent in a U.S. court would be enforceable in the United States but could be executed upon only to the extent Cooper Parent has assets in the United States.

Cooper Parent has been advised by its Bermuda counsel, Appleby, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. Cooper Parent has also been advised by Appleby that a final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by such competent foreign court’s judgment. A final opinion as to the availability of this remedy would be sought from Bermuda counsel when the facts surrounding the foreign court’s judgment are known, but, on general principles, such proceedings are expected to be successful, provided that:

•	the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

•	the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

A Bermuda court may impose civil liability on Cooper Parent or its directors or officers in a suit brought in the Supreme Court of Bermuda against Cooper Parent or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

ABOUT COOPER INDUSTRIES, LTD.

We are a diversified, worldwide manufacturing company doing business in two business segments: Electrical Products and Tools. We currently have over 100 manufacturing facilities and approximately 31,000 employees in the United States and more than 20 other countries.

Electrical Products

Our Electrical Products segment produces, markets and sells electrical and electronic distribution and circuit protection products and lighting fixtures for use in residential, commercial and industrial construction, maintenance and repair. In addition, the segment produces and markets products for use by utilities and industries for primary electrical power distribution and control. Some of this segment’s major products include:

•	Cooper B-Linetm, support systems, enclosures and fasteners;

•	Cooper Bussmanntm fuses;

•	Cooper Power Systems® distribution transformers, power capacitors, voltage regulators, surge arrestors, energy automation products, Kyle® distribution switchgear and McGraw-Edison® and RTE® power distribution transformers and related products;

•	Cooper Wiring Devices® electrical connection and control products;

•	Cooper Crouse-Hindstm and CEAG® electrical construction materials and electrical products for harsh and hazardous applications;

•	Cooper Lighting®, Fail-Safe®, Halo® and Metalux® lighting fixtures; and

•	Cooper Menviertm emergency lighting and fire detection systems.

Tools

Our Tools segment produces, markets and sells tools and hardware items for use in residential, commercial and industrial construction, maintenance and repair, and for general industrial and consumer use. Some of this segment’s major products include:

•	Campbell® chain products;

•	Crescent® pliers and wrenches;

•	Lufkin® measuring tapes;

•	Nicholson® files and saws;

•	Weller® soldering equipment;

•	Wiss® scissors;

•	Xcelite® screwdrivers; and

•	Buckeye®, Cleco®, DGDtm, Dotco® and Master Power® power tools.

Our executive offices are located at 600 Travis, Houston, Texas 77002, and our telephone number is (713) 209-8400.

ABOUT COOPER US, INC.

Cooper US is an indirect, wholly-owned subsidiary of Cooper Parent. Cooper Parent currently conducts all of its operations through its subsidiaries, including Cooper US and its subsidiaries. The executive offices of Cooper US are located at the same address as Cooper Parent, and Cooper US has the same telephone number as Cooper Parent.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, Cooper US intends to apply any net proceeds that it receives from the sale of debt securities to its general funds to be used for general corporate purposes, including, in certain circumstances, to retire outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES OF COOPER PARENT

The ratio of earnings to fixed charges is computed by dividing earnings before fixed charges by fixed charges on a consolidated basis. Earnings before fixed charges consist of income from continuing operations before income taxes plus fixed charges, less capitalized interest, plus equity in earnings (losses) of less than 50% owned companies. Fixed charges consist of interest, whether expensed or capitalized, amortized capitalized expenses related to indebtedness, and the portion of operating lease rental expense that represents the interest factor.

	Three Months
	Ended March 31,				Year Ended December 31,
	2007		2006		2006		2005		2004		2003		2002

Ratio of Earnings to Fixed Charges	12.4	x	11.0	x	11.5	x	7.5	x	6.3	x	5.0	x	4.1x

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The prospectus supplement that relates to a particular offering of debt securities will describe the terms of the debt securities offered and the extent to which the following general provisions do not apply to that particular offering. If the information in the prospectus supplement differs from this prospectus, you should rely on information in the prospectus supplement with respect to the particular debt securities being offered.

The following describes the general terms of the debt securities to which any prospectus supplement may relate. Cooper US may issue debt securities in one or more series. If Cooper US offers debt securities, it will issue them under an indenture, among Cooper US, as issuer, Cooper Parent, as a Guarantor, and Deutsche Bank Trust Company Americas, as trustee. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The trustee, Cooper US, Cooper Parent and any other Guarantor may enter into supplements to the indenture from time to time. You can find the definitions of capitalized terms used in this description under the subheading “Certain Definitions.”

We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. The following description is a summary of the provisions of the indenture, a copy of which is available upon request to us at the address set forth under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all of the information that may be important to you. We urge you to read the entire indenture because it, and not this description, defines your rights as a holder of the debt securities.

General

The debt securities will be unsecured obligations of Cooper US and will rank equal in right of payment with all of its unsecured and unsubordinated debt, unless Cooper US is required by the covenant described below under “Certain Covenants — Covenants Limiting Secured Indebtedness” to secure the debt securities. The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture, unless Cooper US indicates otherwise in a prospectus supplement. The indenture will allow Cooper US to issue debt securities of any series up to the aggregate principal amount that it authorizes.

Cooper US may issue the debt securities in one or more series with the same or various maturities at par, at a premium or at a discount. Debt securities bearing no interest or interest at a rate that at the time of issuance is below market rates will be sold at a discount below their stated principal amount. The discount may be substantial. We will describe federal income tax consequences and other special considerations applicable to any of these securities in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection upon a change in control of Cooper US or any Guarantors or upon a highly leveraged transaction, whether or not the transaction results in a change in control of Cooper US or any Guarantors.

A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will include some or all of the following:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the date or dates on which principal will be payable and whether the debt securities will be payable on demand on or after any date;

•	the rate or rates per annum at which the debt securities will bear interest, if any, or the method of determining the rate or rates;

•	the date or dates from which interest, if any, will accrue and the times at which interest will be payable;

•	provisions for a sinking, purchase or other similar fund, if any;

•	if applicable, the date after which and the price or prices at which the debt securities may be redeemed;

•	the principal amount of the debt securities that are issued bearing no interest or below-market interest payable upon declaration of acceleration of the maturity of the debt securities;

•	any modifications of the events of default, covenants or defeasance provisions contained in the indenture pertaining to the debt securities;

•	if applicable, whether such debt securities will have the benefit of a guarantee, and if so, the identity of the related Guarantors; and

•	any other terms of the debt securities.

The following will occur at the office of the trustee in New York, New York:

•	Cooper US will make all principal, premium and interest payments on the debt securities, unless Cooper US elects to make interest payments by check mailed to the address of the person entitled to the payment as it appears on the register of holders of debt securities;

•	the debt securities will be exchangeable for other authorized denominations; and

•	transfers of the debt securities will be registrable.

Cooper US will issue debt securities only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000. No service charge will apply to any transfer or exchange of the debt securities, but Cooper US may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

Guarantees

The debt securities will be fully and unconditionally guaranteed by Cooper Parent and, if specified in the prospectus supplement respecting a series of debt securities, the wholly-owned, indirect subsidiaries of Cooper Parent that are considered the principal domestic operating subsidiaries in our Electrical Products segment. Such principal domestic operating subsidiaries currently are as follows: Cooper B-Line, Inc., Cooper Bussmann, Inc., Cooper Crouse-Hinds, LLC, Cooper Lighting, Inc., Cooper Power Systems, Inc. and Cooper Wiring Devices, Inc. Each guarantee will be an unsecured obligation of the Guarantor and will rank equal in right of payment with such Guarantor’s unsecured and unsubordinated debt, unless such Guarantor is required by the covenant described below under “Certain Covenants — Covenants Limiting Secured Indebtedness” to secure the guarantee. To the extent there is more than one Guarantor, the guarantees of such Guarantors will be joint and several obligations of such Guarantors.

The prospectus supplement will describe any limitations on the maximum amount of any particular guarantee and the conditions under which such guarantee may be released.

Payment of Additional Amounts

If any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where Cooper Parent or a successor (a “Payor”) is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the Payor makes a payment on the debt securities, or, in each case, any political organization or governmental authority in such jurisdiction having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the debt securities, including under a guarantee thereof, the Payor will pay to each holder of debt securities, to the extent it may lawfully do so, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such debt securities to which such holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the Relevant Tax Jurisdiction or being or having been present or engaged in trade or business therein or having or having had a permanent establishment in the Relevant Tax Jurisdiction or (b) the presentation of debt securities (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, or any interest on, the debt securities;

•	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the debt securities to comply with a request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

•	any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or interest on, the debt securities to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such debt securities.

The Payor will provide the trustee with the official acknowledgment of the Relevant Tax Jurisdiction (or, if the acknowledgment is not available, a certified copy of the acknowledgement) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the debt securities or the paying agent, as applicable, upon request.

All references in this prospectus to principal of, and interest on, the debt securities will include any Additional Amounts payable by the Payor in respect of such principal and interest.

Redemption for Changes in Withholding Taxes

Cooper US will be entitled to redeem the debt securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount of the debt securities, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that the Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the debt securities, any Additional Amounts as a result of:

•	a change in or an amendment to the laws (including any regulations promulgated under such laws) of a taxing jurisdiction, which change or amendment is announced after the date of the prospectus supplement used in connection with the issuance of the debt securities; or

•	any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced after the date of the prospectus supplement used in connection with the issuance of the debt securities;

•	any change in or an amendment to any official position regarding the application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such taxing jurisdiction is a party, which change or amendment is announced or execution or amendment occurs, as the case may be, after the date of the prospectus supplement used in connection with the issuance of the debt securities; and

•	in each case, the Payor cannot avoid such obligation by taking reasonable measures available to it.

Before Cooper US publishes or mails any notice of redemption of the debt securities as described above, it will deliver to the trustee an officers’ certificate to the effect that Payor cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that the Payor would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

Certain Covenants

The indenture contains certain covenants, including, among others, those described below. Except as set forth below, neither Cooper US nor any Guarantor is restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. In addition, the indenture does not contain any provisions that would require Cooper US to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving Cooper US or any Guarantor that may adversely affect the credit rating of the debt securities.

Covenant Limiting Secured Indebtedness.  Neither Cooper Parent nor any Restricted Subsidiary may create, assume, guarantee or incur any Secured Indebtedness without in any such case effectively providing concurrently with the creation, assumption, guarantee or incurrence of any such Secured Indebtedness that the debt securities shall be secured equally and ratably with (or, at the option of Cooper Parent, prior to) such Secured Indebtedness but only for so long and during such time as (i) such Secured Indebtedness shall exist and be secured by a Lien upon property (including shares or Indebtedness issued by any Restricted Subsidiary) owned by Cooper Parent or any Restricted Subsidiary and (ii) the aggregate of all Secured Indebtedness not secured solely by Liens described in the bullet points below and all Attributable Debt (with some exceptions) exceeds 15% of Consolidated Tangible Assets. However, this limitation does not apply to the following types of Secured Indebtedness:

•	Liens on property (including shares or Indebtedness) which is not a Principal Property;

•	Liens on property (including shares or Indebtedness) of any entity existing at the time it becomes a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation’s becoming a Restricted Subsidiary;

•	Liens on property (including shares or Indebtedness) existing at the time of acquisition of the property by Cooper Parent or a Restricted Subsidiary;

•	Liens to secure the payment of all or any part of the purchase price of property (including shares or Indebtedness) created upon the acquisition of such property by Cooper Parent or a Restricted Subsidiary, and Liens to secure any Secured Indebtedness incurred by Cooper Parent or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, the completion of construction (including any improvements, alterations or repairs to existing property) or the commencement of commercial operation of the property, which Secured Indebtedness is incurred for the purpose of financing all or any part of the purchase price or construction of improvements, alterations or repairs; provided, however, that in the case of any such acquisition, construction or improvement, alteration or repair, the Lien shall not apply to any property theretofore owned by Cooper Parent or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located and any other property not then constituting a Principal Property;

•	Liens securing Secured Indebtedness of any Restricted Subsidiary owing to Cooper Parent or to another Restricted Subsidiary;

•	Liens on property of any entity existing at the time it is merged or consolidated with Cooper Parent or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of any entity as an entirety or substantially as an entirety to Cooper Parent or a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into by such corporation prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition;

•	Liens on property of Cooper Parent or a Restricted Subsidiary in favor of governmental authorities or any trustee or mortgagee acting on behalf, or for the benefit, of any governmental authorities to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the Liens (including without limitation Liens incurred in connection with pollution control, industrial revenue or similar financings), and any other Liens incurred or assumed in connection with the issuance of industrial revenue bonds or private activity bonds the interest of which is exempt from federal income taxation under Section 103(b) of the Internal Revenue Code;

•	Liens upon property (including shares or Indebtedness issued by any Restricted Subsidiary) owned by Cooper Parent or any Restricted Subsidiary existing on the first date on which a debt security is authenticated by the trustee under the indenture; and

•	certain extensions, renewals or replacements of any Lien referred to in the above list.

Covenant Limiting Sale and Leaseback Transactions.  Neither Cooper Parent nor any Restricted Subsidiary may enter into any Sale and Leaseback Transaction covering any Principal Property of Cooper Parent or any Restricted Subsidiary, unless:

(A) the sum of the following does not exceed 15% of Consolidated Tangible Assets:

(1) the Attributable Debt outstanding pursuant to such Sale and Leaseback Transaction;

(2) all Attributable Debt outstanding pursuant to all other Sale and Leaseback Transactions entered into by Cooper Parent or any Restricted Subsidiary after the first date on which a debt security is authenticated by the trustee under the indenture, except for Sale and Leaseback Transactions of a Restricted Subsidiary entered into prior to becoming a Restricted Subsidiary; and

(3) the aggregate amount of all Secured Indebtedness, except Secured Indebtedness outstanding permitted under “— Covenant Limiting Secured Indebtedness” above; or

(B) an amount equal to the greater of the following is applied to retirement of Funded Debt within one year after the consummation of such Sale and Leaseback Transaction:

(1) the net proceeds to Cooper Parent or Restricted Subsidiary pursuant to the Sale and Leaseback Transaction, or

(2) the fair market value of the property so leased as determined by the Board of Directors of Cooper Parent (in the case of clause (1) or (2), after repayment of, or otherwise taking into account, as the case may be, the amount of any Secured Indebtedness secured by a Lien encumbering the property which Secured Indebtedness existed immediately prior to the Sale and Leaseback Transaction).

However, this limitation does not apply to any Sale and Leaseback Transaction:

•	entered into in connection with the issuance of industrial revenue or private activity bonds the interest of which is exempt from federal income taxation under Section 103(b) of the Internal Revenue Code;

•	if Cooper Parent or a Restricted Subsidiary applies an amount equal to the net proceeds, after repayment of any Secured Indebtedness secured by a Lien encumbering the Principal Property which Secured Indebtedness existed immediately before the Sale and Leaseback Transaction, of the sale or transfer of the Principal Property leased in the Sale and Leaseback Transaction to investment (whether for acquisition, improvement, repair or alteration or construction costs) in another Principal Property within one year before or after the sale or transfer;

•	entered into by an entity prior to the date it became a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such entity’s becoming a Restricted Subsidiary; or

•	entered into by an entity prior to the time it was merged or consolidated with Cooper Parent or a Restricted Subsidiary or prior to the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to Cooper Parent or a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of any such merger, consolidation, sale, lease or transfer.

Certain Definitions.  Certain terms used in this description are defined in the indenture as follows:

“Attributable Debt” means the present value (discounted in accordance with a method of discounting which for financial reporting purposes is consistent with generally accepted accounting principles) of the rental payments during the remaining term of any Sale and Leaseback Transaction for which the lessee is obligated (including any period for which such lease has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any Sale and Leaseback Transaction that is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means the Board of Directors of Cooper US or a Guarantor, or any committee of such Board of Directors, or any committee of officers of such entity, duly authorized to take any action under the indenture.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of Cooper Parent and its Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding that date, as determined under generally accepted accounting principles, less: (a) Intangible Assets and (b) appropriate adjustments on account of minority interests of other persons holding equity investments in Subsidiaries, in the case of each of clauses (a) and (b) above as reflected on the consolidated balance sheet of Cooper Parent and its Subsidiaries at the end of the fiscal quarter immediately preceding that date.

“Funded Debt” means:

•	any Indebtedness maturing by its terms more than one year from the date of its issuance, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of its original issuance, excluding any portion of Indebtedness which is included in current liabilities; and

•	any Indebtedness which may be payable from the proceeds of Funded Debt as defined above under the terms of the Funded Debt.

“Indebtedness” of any entity means all indebtedness for money borrowed which is created, assumed, incurred or guaranteed in any manner by such entity or for which such entity is otherwise responsible or liable.

“Intangible Assets” means all goodwill, patents, trademarks, service marks, trade names, copyrights, and all other items that would be treated as intangibles on the consolidated balance sheet of Cooper Parent and its Subsidiaries prepared under generally accepted accounting principles.

“Lien” means any mortgage, pledge, security interest, lien, charge or other encumbrance.

“Principal Property” means (1) any manufacturing plant located in the continental United States, or manufacturing equipment located in any such manufacturing plant (together with the land on which such plant is erected and fixtures comprising a part of such plant), owned or leased on the first date on which a debt security is authenticated by the trustee or thereafter acquired or leased by Cooper Parent or any Restricted Subsidiary, other than (a) any property that the Board of Directors of Cooper Parent determines is not of material importance to the total business conducted, or assets owned, by Cooper Parent and its Subsidiaries, as an entirety; or (b) any portion of any such property that the Board of Directors of Cooper Parent determines not to be of material importance to the use or operation of such property; and (2) any shares or Indebtedness issued by any Restricted Subsidiary. “Manufacturing plant” does not include any plant owned or leased jointly or in common with one or more persons other than Cooper Parent and its Restricted Subsidiaries in which the aggregate interest of Cooper Parent and its Restricted Subsidiaries does not exceed 50%. “Manufacturing equipment” means manufacturing equipment in such manufacturing plants used directly in the production of Cooper Parent or any Restricted Subsidiary’s products and does not include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of Cooper Parent or any Restricted Subsidiary’s products.

“Restricted Subsidiary” means Cooper US, the subsidiary guarantors and any other Subsidiary substantially all the property of which is located within the continental United States, other than:

•	a Subsidiary primarily engaged in financing, including, without limitation, lending on the security of, purchasing or discounting (with or without recourse) receivables, leases, obligations or other claims arising from or in connection with the purchase or sale of products or services;

•	a Subsidiary primarily engaged in leasing or insurance;

•	a Subsidiary included in the Tools segment; or

•	a Subsidiary primarily engaged in financing Cooper Parent’s or any Restricted Subsidiary’s operations outside the continental United States.

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by Cooper Parent or any Restricted Subsidiary of any Principal Property of Cooper Parent or any Restricted Subsidiary whether the Principal Property is now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by Cooper Parent or the Restricted Subsidiary to such person. However, the following shall not be Sale and Leaseback Transactions:

•	leases for a term of not more than three years;

•	leases between Cooper Parent and a Restricted Subsidiary or between Restricted Subsidiaries; and

•	leases of property executed prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction, including any improvements or alterations on real property, or the commencement of commercial operation, of the property.

“Secured Indebtedness” of any entity means Indebtedness secured by any Lien upon property (including shares or Indebtedness issued by any Restricted Subsidiary) owned by Cooper Parent or any Restricted Subsidiary.

“Subsidiary” means any entity a majority of the voting shares or comparable voting interests of which are at the time owned or controlled, directly or indirectly, by Cooper Parent or by one or more Subsidiaries and which is consolidated in Cooper Parent latest consolidated financial statements filed with the SEC or provided generally to Cooper Parent shareholders.

Merger, Consolidation or Sale of Assets

Cooper US may not merge into or consolidate with or convey or transfer its properties and assets substantially as an entirety to any person unless:

•	the successor entity is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor corporation assumes by supplemental indenture all of the obligations of Cooper US under the indenture; and

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

Cooper Parent may not merge into or consolidate with or convey or transfer its properties substantially as an entirety to any person unless:

•	the successor corporation assumes by supplemental indenture all of Cooper Parent’s obligations under the indenture, including as a Guarantor; and

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

A subsidiary guarantor may merge into or consolidate with or convey or transfer its assets substantially as an entirety to Cooper Parent or another Subsidiary if the successor entity assumes by supplemental indenture all of such subsidiary guarantor’s obligations as a Guarantor under the indenture. Upon the occurrence of these events, such subsidiary guarantor shall be discharged from liability under the indenture and the guarantee. Such subsidiary guarantor shall also be discharged from liability if it ceases to be a Subsidiary or merges into, consolidates with or transfers its assets to a party other than Cooper Parent or another Subsidiary.

Events of Default

The following are events of default under the indenture:

•	default for 30 days in payment of any interest on any of the debt securities of such series when due;

•	default in the payment of principal of, or premium, if any, on any of the debt securities of such series when due at its stated maturity, when called for redemption, by declaration or otherwise;

•	default in the making of any payment for a sinking, purchase or similar fund provided for in respect of such series and continuance of such default for a period of 30 days;

•	default in the performance of any other covenant in the indenture with respect to the debt securities for 90 days after notice to Cooper US by the trustee or by holders of 25% in principal amount of the outstanding debt securities of such series;

•	the guarantee of the debt securities by Cooper Parent ceases to be, or is asserted in writing by Cooper US or Cooper Parent not to be, in full force and effect or enforceable in accordance with its terms (except as contemplated or permitted by the terms of the guarantee or the indenture); and

•	certain events of bankruptcy, insolvency and reorganization involving Cooper US or Cooper Parent.

However, if indicated in the prospectus supplement for a particular series of debt securities, any of the foregoing events of default may be deleted or modified from that summarized above and additional events of default may be included. No event of default for a single series of debt securities constitutes an event of default for any other series of debt securities. If an event of default described above occurs and is continuing for any series, either the trustee or the holders of not less than 25% in total principal amount of the debt securities of the series then outstanding, voting separately as a series, by notice in writing to the Company (and to the Trustee if given by the holders of debt securities of such series), may declare the principal of all outstanding debt securities of the series and the accrued interest to be due and payable immediately. In the case of debt securities issued bearing no interest or below-market interest, the amount that may be declared due and payable immediately is the portion of the principal specified in the terms of the debt securities, along with the accrued interest. If an event of default described in the last bullet above occurs, the principal of all outstanding debt securities of the series and the related accrued interest shall automatically become due and payable immediately.

In some cases, the holders of a majority in principal amount of the outstanding debt securities of a series may on behalf of the holders of all debt securities of the series waive any past default or event of default for the debt securities of the series or compliance with some provisions of the indenture, except, among other things, an uncured default in payment of principal, premium, if any, or interest, if any, on any of the debt securities of the series.

The trustee must, within 90 days after the occurrence of an event of default with respect to debt securities of a series, without regard to any grace period or notice requirement, give to the holders of such debt securities of the series notice of all uncured and unwaived defaults known to it. Except in the case of default in the payment of principal of or interest on any of the debt securities of the series, the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of the debt securities of the series. The trustee is entitled to be indemnified by the holders of debt securities before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities. The trustee’s right to indemnification is subject to the duty of the trustee to act with the required standard of care. Subject to the provisions of the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee exercising any trust or power conferred on the trustee for the series. Cooper US and Cooper Parent must file annually with the trustee a certificate of no default or specifying any default that exists.

Amendments and Waivers

Cooper US, the Guarantors and the trustee may, without the consent of any holders of debt securities, amend or supplement the indenture and enter into supplemental indentures for, among others, the purposes of:

•	adding to the covenants of Cooper US or the Guarantors;

•	adding additional events of default;

•	establishing the form or terms of debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

•	to provide for the assumption of Cooper US’s or a Guarantor’s obligations of debt securities in the case of a merger or consolidation or disposition of all or substantially all of Cooper US’s or such Guarantor’s assets;

•	to add or release Guarantors pursuant to the terms of the indenture;

•	curing ambiguities or inconsistencies in the indenture; or

•	making any other provisions about matters or questions arising under the indenture if the action does not adversely affect the interests of the holders of any affected series of debt securities.

Cooper US, the Guarantors and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series to be affected, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or the debt securities of a series or modifying any of the rights of the holders of the debt securities of the series to be affected. However, no supplemental indenture may, without the consent of each holder of debt securities to be affected, among other things:

•	change the fixed maturity of the debt securities;

•	reduce the principal amount of the debt securities;

•	reduce the rate or extend the time of payment of interest on the debt securities;

•	change the redemption provisions in any manner that would be adverse to any holder or adversely affect the right of repayment at the option of any holder;

•	change the coin or currency in which the principal of or interest with respect to the debt securities are payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities or, in the case of redemption, on or after the redemption date;

•	reduce the percentage of holders of debt securities required to consent to any supplemental indentures;

•	modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of debt securities; or

•	modify any of the above provisions.

Defeasance

Cooper US and the Guarantors may at their option, with respect to debt securities of a series, (a) be discharged from any and all obligations of the debt securities of such series and related guarantees, except in each case for some obligations to register the transfer or exchange of such debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust or (b) be released from some restrictive covenants of the indenture, including those described above under “Certain Covenants,” and will not be limited by any restrictions on merger, consolidation or sales of assets, in each case if Cooper US takes the following actions while no event of default is continuing with respect to payments due under the debt securities or certain events of bankruptcy, insolvency or reorganization of Cooper US or a Guarantor:

•	deposits with the trustee, in trust, money, U.S. Government Obligations or Eligible Obligations or any combination of these that through the payment of interest and principal under their terms, will provide money in an amount sufficient to pay all the principal, including any mandatory sinking fund payments, any interest and any premium on the debt securities of such series on the dates the payments are due under the terms of the series; and

•	provides to the trustee an opinion of counsel or a ruling from, or published by, the Internal Revenue Service, that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes from Cooper US’s and the applicable Guarantor’s exercise of its or their option and will be required to pay federal income tax on the same amount and in the same manner and at the same times as would have been the case if the option had not been exercised.

In addition, Cooper US and the Guarantors can also obtain a discharge under the indenture with respect to the debt securities of a series by depositing with the trustee, in trust, funds sufficient to pay at maturity or upon redemption all debt securities of the series, provided that all of the debt securities of the series are by their terms to become due and payable within one year. No opinion of counsel or ruling from the Internal Revenue Service is required in this case.

“U.S. Government Obligations” means generally (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer of the obligations.

“Eligible Obligations” means obligations which, when deposited, cause the debt securities to be rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies.

If there is any discharge of the debt securities under the terms of the indenture described above, the holders of the discharged debt securities will be able to look solely to the trust fund, and not to Cooper US or the Guarantors, for payments of principal, any premium and any interest.

The Trustee

Deutsche Bank Trust Company Americas will be the initial trustee under the indenture. An affiliate of the initial trustee is currently a lender under the U.S. committed credit facility available to Cooper Parent and Cooper US.

Governing Law

The indenture provides that it, all of the debt securities and the guarantees of all of the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Securities

The debt securities offered by this prospectus and any applicable prospectus supplement may be issued in whole or in part in book-entry form. In that case, beneficial owners of the debt securities will not receive certificates representing their ownership interests in the debt securities, except in the event the book-entry system for the debt securities is discontinued. Debt securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the debt securities. The Depository Trust Company is expected to serve as depository. A global debt security may not be transferred except as a whole between the depository and one or more of its nominees or a successor. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of debt securities that differ from the terms described in this prospectus will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by the global debt security to the respective accounts of the beneficial owners of the individual debt securities, who are called “participants.” The accounts will be designated by the underwriters, dealers or agents with respect to the debt securities or by us if we directly offer and sell the debt securities. Ownership of a beneficial interest in a global debt security will be limited to the depository’s participants and will be shown on the records maintained by the depository or its nominee. Transfers of that ownership interest will be effected only through those records. Others may hold a beneficial interest in a global debt security but only through the ownership of a participant. Ownership and any transfer of that beneficial ownership will be shown on and effected through records maintained by the participant. The laws of some states require that certain purchasers of debt securities take physical delivery of the debt securities in definitive form. These laws may impair the ability to own, pledge or transfer beneficial interests in a global debt security.

So long as the depository for a global debt security or its nominee is the registered owner of the global debt security, the depository or nominee, as the case may be, will be considered the sole owner of the debt securities represented by the global debt security for all purposes under the applicable instrument defining the rights of a holder of the underlying debt securities. Except as described below or in the applicable prospectus supplement, participants, or anyone holding through a participant, will not be entitled to have any of the underlying debt securities registered in their names, will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form and will not be considered the owners of the underlying securities under the applicable instrument defining the rights of the holders of the underlying debt securities.

Amounts payable with respect to the underlying debt securities will be paid to the depository or its nominee, as the case may be, as the registered owner of the global debt security. Neither we, nor any of our officers or directors, nor any paying agent or security registrar for an individual series of debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depository for a series of debt securities issued in book-entry form, upon receipt of any payment of interest, principal, premium (if any) or any other amount in respect of a global debt security, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective interests in the global debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through the participants will be governed by standing instructions and customary practices, as is the case with debt securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of the participants.

If a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities of that series in exchange for the global debt security representing the series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global debt securities and, in such event, will issue individual debt securities of the series in exchange for the global debt security or debt securities representing that series of debt securities.

PLAN OF DISTRIBUTION

Cooper US may sell the debt securities through underwriters, through agents or dealers, directly to purchasers or any combination of these. Any dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The applicable prospectus supplement will disclose the terms relating to a particular series of the debt securities, including the name or names of any underwriters or agents, the purchase price and the proceeds to Cooper US from the sale, any underwriting discounts and other items constituting underwriters’ compensation or commissions payable to agents, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the debt securities of the series may be listed. If Cooper US uses an agent or agents in the sale, the agent or agents will be acting on a best efforts basis during their appointment.

If Cooper US uses underwriters in the sale, the underwriters will acquire the debt securities for their own account and may resell the debt securities in one or more transactions in the future. The underwriters may resell the debt securities at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale, or at negotiated prices. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise described in the prospectus supplement, the underwriters’ obligations to purchase debt securities will be dependent on various conditions and the underwriters will be obligated to purchase all the debt securities of the series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed.

Cooper US may authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase debt securities from Cooper US at the public offering price shown in the prospectus supplement under delayed delivery contracts requiring payment and delivery on a specified future date. The contracts will contain only those conditions shown in the prospectus supplement, and the prospectus supplement will show the commissions we will pay for solicitation of the contracts. The underwriters and other persons soliciting the contracts will have no responsibility for the validity or performance of the contracts.

Cooper US may be required to indemnify agents, underwriters and dealers against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, underwriters or dealers may be required to make for the liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for, Cooper US in the ordinary course of business.

LEGAL MATTERS

Certain legal matters under U.S. law in connection with the debt securities offered by this prospectus, including their validity, will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. Certain legal matters under Bermuda law in connection with the debt securities offered by this prospectus, including their validity and the validity of the guarantee of the debt securities by Cooper Parent, will be passed upon by Appleby.

EXPERTS

The consolidated financial statements of Cooper Industries, Ltd. appearing in Cooper Industries, Ltd’s Annual Report (Form 10-K) for the year ended December 31, 2006 and Cooper Industries, Ltd. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by Cooper Parent in connection with the issuance and distribution of the debt securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Engraving Expenses		**
Trustee Fees and Expenses		**
Rating Agency Fees		**
Miscellaneous		**

Total	$

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of debt securities under this registration statement pursuant to Rule 457(r).

**	An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Cooper Parent is an exempted company incorporated with limited liability under the laws of Bermuda. Section 98 of the Bermuda Companies Act of 1981 (the “Bermuda Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company or any subsidiary thereof. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Bermuda Act. Cooper Parent has adopted provisions in its Bye-Laws providing that it shall indemnify its officers and directors, and persons whom Cooper Parent has requested to serve as directors, officers or trustees of other corporations, to the maximum extent permitted under the Bermuda Act. In addition, the directors’ and officers’ liability insurance policy of Cooper Parent provides for insurance regarding certain activities of the directors and officers of Cooper Parent and its subsidiaries. In addition, Cooper Parent has entered into indemnification agreements with its directors and certain executive officers. The indemnification agreements contain provisions for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director’s or officer’s acts or omission in his or her capacity as a director or officer of Cooper Parent.

Cooper US is a Delaware corporation and an indirect subsidiary of Cooper Parent. Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. As a general matter, Delaware law permits such indemnification if such individuals acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The Bylaws of Cooper US, Inc. provide for indemnification consistent with that permitted by Delaware law.

In addition to the Bye-Laws of Cooper Parent with respect to the officers and directors of the subsidiary guarantors, the applicable laws of Delaware and New York govern the indemnification of such directors and officers. For the entities that are organized in Delaware, the summary provided in the preceding paragraph applies. For the entity that is organized in New York, the applicable statutes are similar to the laws of the State of Delaware, although Section 721 of the New York Business Corporation Law provides that no director or officer may be indemnified if a director’s or officer’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or if such director or officer personally gained a financial profit or other advantage to which the director or officer was not legally entitled.

Item 16.	Exhibits

Exhibit
Number			Description

*1	.1	—	Form of Underwriting Agreement.
4.1		—	Form of Indenture among Cooper US, Inc., Cooper Industries, Ltd. and Deutsche Bank Trust Company Americas, as trustee.
5.1		—	Opinion of Fulbright & Jaworski L.L.P.
5.2		—	Opinion of Appleby.
12.1		—	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Cooper Industries, Ltd.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).
23.1		—	Consent of Ernst & Young LLP.
23.2		—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).
23.3		—	Consent of Appleby (included in Exhibit 5.2 to this Registration Statement).
23.4		—	Consent of Bates White LLC.
24.1		—	Powers of Attorney.
25.1		—	Form T-1 Statement of Eligibility under the Trust Indenture Act of Deutsche Bank Trust Company Americas.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2007.

COOPER INDUSTRIES, LTD.

By:	/s/ Kirk S. Hachigan
Kirk S. Hachigan
Chairman, President, Chief Executive
Officer and Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2007.

Signature	Title

/s/ Kirk S. Hachigan Kirk S. Hachigan	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Terry A. Klebe Terry A. Klebe	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey B. Levos Jeffrey B. Levos	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

* Stephen G. Butler	Director

* Robert M. Devlin	Director

* Ivor J. Evans	Director

* Linda A. Hill	Director

* Lawrence D. Kingsley	Director

* James J. Postl	Director

* Dan F. Smith	Director

Signature	Title

* Gerald B. Smith	Director

* Mark S. Thompson	Director

* James R. Wilson	Director

*By /s/ Terrance V. Helz Terrance V. Helz Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2007.

COOPER US, INC.

By:	/s/ Kirk S. Hachigan
Kirk S. Hachigan
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2007.

Signature	Title

/s/ Kirk S. Hachigan Kirk S. Hachigan	President and Director

/s/ Terry A. Klebe Terry A. Klebe	Senior Vice President, Chief Financial Officer and Director

/s/ Jeffrey B. Levos Jeffrey B. Levos	Vice President, Finance and Chief Accounting Officer

/s/ Kevin M. McDonald Kevin M. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2007.

COOPER B-LINE, INC.

By:	/s/ Kirk S. Hachigan
Kirk S. Hachigan
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2007.

Signature	Title

/s/ Kirk S. Hachigan Kirk S. Hachigan	Principal Executive Officer

/s/ Terry A. Klebe Terry A. Klebe	Principal Financial Officer and Director

/s/ Jeffrey B. Levos Jeffrey B. Levos	Principal Accounting Officer and Director

/s/ Kevin M. McDonald Kevin M. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2007.

COOPER BUSSMANN, INC.

By:	/s/ Kirk S. Hachigan
Kirk S. Hachigan
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2007.

Signature	Title

/s/ Kirk S. Hachigan Kirk S. Hachigan	Principal Executive Officer

/s/ Terry A. Klebe Terry A. Klebe	Principal Financial Officer and Director

/s/ Jeffrey B. Levos Jeffrey B. Levos	Principal Accounting Officer and Director

/s/ Kevin M. McDonald Kevin M. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2007.

COOPER CROUSE-HINDS, LLC

By:	/s/ Kirk S. Hachigan
Kirk S. Hachigan
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2007.

Signature	Title

/s/ Kirk S. Hachigan Kirk S. Hachigan	Principal Executive Officer President of Cooper US, Inc., Sole Member of Cooper Crouse-Hinds, LLC

/s/ Terry A. Klebe Terry A. Klebe	Principal Financial Officer

/s/ Jeffrey B. Levos Jeffrey B. Levos	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2007.

COOPER LIGHTING, INC.

By:	/s/ Kirk S. Hachigan
Kirk S. Hachigan
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2007.

Signature	Title

/s/ Kirk S. Hachigan Kirk S. Hachigan	Principal Executive Officer

/s/ Terry A. Klebe Terry A. Klebe	Principal Financial Officer and Director

/s/ Jeffrey B. Levos Jeffrey B. Levos	Principal Accounting Officer and Director

/s/ Kevin M. McDonald Kevin M. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2007.

COOPER POWER SYSTEMS, INC.

By:	/s/ Kirk S. Hachigan
Kirk S. Hachigan
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2007.

Signature	Title

/s/ Kirk S. Hachigan Kirk S. Hachigan	Principal Executive Officer

/s/ Terry A. Klebe Terry A. Klebe	Principal Financial Officer and Director

/s/ Jeffrey B. Levos Jeffrey B. Levos	Principal Accounting Officer and Director

/s/ Kevin M. McDonald Kevin M. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2007.

COOPER WIRING DEVICES, INC.

By:	/s/ Kirk S. Hachigan
Kirk S. Hachigan
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2007.

Signature	Title

/s/ Kirk S. Hachigan Kirk S. Hachigan	Principal Executive Officer

/s/ Terry A. Klebe Terry A. Klebe	Principal Financial Officer and Director

/s/ Jeffrey B. Levos Jeffrey B. Levos	Principal Accounting Officer and Director

/s/ Kevin M. McDonald Kevin M. McDonald	Director

INDEX TO EXHIBITS

Exhibit
Number			Description

*1	.1	—	Form of Underwriting Agreement.
4.1		—	Form of Indenture among Cooper US, Inc., Cooper Industries, Ltd. and Deutsche Bank Trust Company Americas, as trustee.
5.1		—	Opinion of Fulbright & Jaworski L.L.P.
5.2		—	Opinion of Appleby.
12.1		—	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Cooper Industries, Ltd.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).
23.1		—	Consent of Ernst & Young LLP.
23.2		—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).
23.3		—	Consent of Appleby (included in Exhibit 5.2 to this Registration Statement).
23.4		—	Consent of Bates White LLC.
24.1		—	Powers of Attorney.
25.1		—	Form T-1 Statement of Eligibility under the Trust Indenture Act of Deutsche Bank Trust Company Americas.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement.